EXHIBIT 23 (g)

CUSTODIAN SERVICES AGREEMENT

THIS AGREEMENT is made as of July 19, 2007 by and between PFPC TRUST COMPANY, a limited purpose trust company incorporated under the laws of Delaware (“PFPC”), and FundVantage Trust, a Delaware statutory trust (the “Trust”).

W I T N E S S E T H:

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust wishes to retain PFPC to provide custodian services, and PFPC wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Definitions.  As used in this Agreement:

(a)

“1933 Act” means the Securities Act of 1933, as amended.

(b)

“1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)

“Authorized Person” means any officer of the Trust and any other person authorized by the Trust’s Board of Trustees to give Oral or Written Instructions on behalf of the Trust.  An Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(d)

“Book-Entry System” means the Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system registered with the SEC under the 1934 Act.

(e)

“CEA” means the Commodity Exchange Act, as amended.

(f)

“Change of Control” means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

(g)

“Oral Instructions” mean oral instructions received by PFPC from an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(h)

“PFPC” means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.

(i)

 “SEC” means the Securities and Exchange Commission.

(j)

“Securities Laws” mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

(k)

“Shares” mean the shares of beneficial interest of any series or class of the Trust.

(l)

 “Property” means:

(i)

any and all securities and other investment items which the Trust may from time to time deposit, or cause to be deposited, with PFPC or which PFPC may from time to time hold for the Trust;

(ii)

all income in respect of any of such securities or other investment items;

(iii)

all proceeds of the sale of any of such securities or investment items; and

(iv)

all proceeds of the sale of securities issued by the Trust, which are received by PFPC from time to time, from or on behalf of the Trust.

(m)

“Written Instructions” mean (i) written instructions signed by two Authorized Persons and received by PFPC or (ii) trade instructions transmitted by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access.  The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail or facsimile sending device.

2.

Appointment.  The Trust hereby appoints PFPC to provide custodian services to the Trust as set forth herein, on behalf of each of its Funds (each, a “Fund”), and PFPC accepts such appointment and agrees to furnish such services.  PFPC shall be under no duty to take any action hereunder on behalf of the Trust or any Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Trust in a written amendment hereto.

3.

Compliance with Laws.  PFPC undertakes to comply with material applicable requirements of the Securities Laws and material laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder.  Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Trust or any other entity.

4.

Instructions.

(a)

Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b)

PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement.  PFPC may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Trust or of any vote, resolution or proceeding of the Trust’s Board of Trustees or of the Trust’s shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c)

The Trust agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received.  The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC’s ability to rely upon such Oral Instructions.

5.

Right to Receive Advice.

(a)

Advice of the Trust.  If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Trust.

(b)

Advice of Counsel.  If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Trust, the Trust’s investment adviser or PFPC, at the option of PFPC). The parties agree to use good faith efforts to properly allocate the expense of any such counsel fees between the parties.

(c)

Conflicting Advice.  In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Trust, and the advice it receives from counsel, PFPC shall be entitled to rely upon and follow the advice of counsel.

(d)

No Obligation to Seek Advice. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

6.

Records; Visits.  The books and records pertaining to the Trust and any Fund, which are in the possession or under the control of PFPC, shall be the property of the Trust.  Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable laws, rules and regulations.  The Trust and Authorized Persons shall have access to such books and records at all times during PFPC’s normal business hours.  Upon the reasonable request of the Trust, copies of any such books and records shall be provided by PFPC to the Trust or to an authorized representative of the Trust, at the Trust’s expense.

7.

Confidentiality.  Each party shall keep confidential any information relating to the other party’s business  (“Confidential Information”).  Confidential Information includes, but is not limited to (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or PFPC, their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (a) it is already known to the receiving party at the time it is obtained; (b) it is or becomes publicly known or available through no wrongful act of the receiving party; (c) it is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) it is released by the protected party to a third party without restriction;

(e) it is requested or required to be disclosed pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided that PFPC will provide the Trust written notice of the same, to the extent such notice is permitted); (f) release of such information by PFPC is necessary or appropriate in connection with the provision of services under this Agreement; (g) it is relevant to the defense of any claim or cause of action asserted against the receiving party; (h) it is Fund information provided by PFPC Trust in connection with an independent third party compliance or other review; or (g) it has been or is independently developed or obtained by the receiving party.  The provisions of this Section 7 shall survive termination of this Agreement for a period of three (3) years after such termination.

8.

Cooperation with Accountants.  PFPC shall cooperate with the Trust’s independent public accountants and shall take all reasonable action to make any requested information available to such accountants as reasonably requested  by the Trust.

9.

PFPC System.  PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Trust.

10.

Disaster Recovery.  PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.  In the event of equipment failures, PFPC shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions.  PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC’s own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11.

Compensation.

(a) As compensation for custody services rendered by PFPC during the term of this Agreement, the Trust, on behalf of each of the Funds, will pay to PFPC a fee or fees as may be agreed to in writing from time to time by the Trust and PFPC.  The Trust acknowledges that PFPC may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

(b) The undersigned hereby represents and warrants to PFPC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC or to the adviser or sponsor to the Trust in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of the Trust relating to this Agreement have been fully disclosed to the Board of Trustees of the Trust and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12.

Standard of Care/Limitations of Liability.

(a)

PFPC shall be under no duty to take any action hereunder on behalf of the Trust or any Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Trust in a written amendment hereto.  PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement.  PFPC shall be liable only for any damages arising out of PFPC’s failure to perform its duties under this Agreement to the extent such damages arise out of PFPC’s willful misfeasance, bad faith, negligence or reckless disregard of such duties.

(b)

PFPC’s liability to the Fund and any person or entity claiming through the Fund for any loss, claim, suit, controversy, breach or damage of any nature whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory (“Loss”) shall not exceed the fees received by PFPC for services provided hereunder during the eighteen months immediately prior to the date of such Loss.

(c)

Notwithstanding anything in this Agreement to the contrary (other than as specifically provided in Section 14(h)(ii)(B)(4) and Section 14(h)(iii)(A) of this Agreement), the Trust shall be responsible for all filings, tax returns and reports on any transactions undertaken pursuant to this Agreement, or in respect of the Property or any collections undertaken pursuant to this Agreement, which may be requested by any relevant authority.  In addition, the Trust shall be responsible for the payment of all taxes and similar items (including without limitation penalties and interest related hereto).

(c) PFPC shall not be liable for damages (including without limitation damages caused by, losses, delays, failure, errors, interruption or loss of data) occurring directly or indirectly because of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; national emergencies; public enemy; war; terrorism; riot; fire; flood; catastrophe; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; non-performance by a third party; failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.  PFPC shall not be liable for any damages that are caused by actions or omissions taken by PFPC in accordance with Written Instructions or advice of counsel.  PFPC shall not be liable for any damages arising out of any action or omission to act by any prior service provider of the Trust or for any failure to discover any such error or omission.

(d)

Neither PFPC nor its affiliates shall be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by PFPC or its affiliates.

(e)

Any claims (including the filing of a suit or, if applicable, commencement of arbitration proceedings) must be asserted by the Trust on behalf of a Fund against PFPC or any of its affiliates within 24 months after the Trust became aware of the claim or the Board of Trustees of the Trust is informed of specific facts that should have alerted it that a basis for such a claim might exist.

(f)

Each party shall have a duty to mitigate damages for which the other party may become responsible.

(g)

This Section 12 shall survive termination of this Agreement.

13.

Indemnification. Absent PFPC’s failure to meet its standard of care, the Trust agrees to indemnify, defend and hold harmless PFPC and its affiliates and their respective directors, trustees, officers, agents and employees from all claims, suits, actions, damages, losses, liabilities, obligations, costs and reasonable expenses (including attorneys’ fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) arising directly or indirectly from (a) any action or omission to act by any prior service provider of the Fund; and (b) any action taken or omitted to be taken by PFPC in connection with the provision of services to the Trust.

This Section 13 shall survive termination of this Agreement.

14.

Description of Services.

(a)

Delivery of the Property.  The Trust will deliver or arrange for delivery to PFPC, all the Property owned by the Funds, including cash received as a result of the distribution of Shares, during the term of this Agreement.  PFPC will not be responsible for any assets until actual receipt.

(b)

Receipt and Disbursement of Money.  PFPC, acting upon Written Instructions, shall open and maintain a separate account for each separate Fund of the Trust (each an “Account”) and shall maintain in the Account of a particular Fund all cash and other assets received from or for the Trust specifically designated to such Account.

PFPC shall make cash payments from or for the Account of a Fund only for:

(i)

purchases of securities in the name of a Fund, PFPC, PFPC’s nominee or a sub-custodian or nominee thereof as provided in sub-section (j) and for which PFPC has received a copy of the broker’s or dealer’s confirmation or payee’s invoice, as appropriate;

(ii)

redemption of Shares of the Trust upon receipt of Written Instructions;

(iii)

payment of, subject to Written Instructions, interest, taxes (provided that tax which PFPC considers is required to be deducted or withheld “at source” will be governed by Section 14(h)(iii)(B) of this Agreement), administration, accounting, distribution, advisory and management fees which are to be borne by a Fund;

(iv)

payment to, subject to receipt of Written Instructions, the Trust’s transfer agent, as agent for the shareholders, of an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Trust’s transfer agent, PFPC may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Trust, PFPC and the Trust’s transfer agent;

(v)

payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Trust and held by or delivered to PFPC;

(vi)

payments of the amounts of dividends received with respect to securities sold short;

(vii)

payments to PFPC for its services hereunder;

(viii)

payments to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

(ix)

other payments, upon Written Instructions.

PFPC is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

(c)

Receipt of Securities; Sub-custodians.

(i)

PFPC shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System or through a sub-custodian or depository.  All such securities shall be held or disposed of only upon Written Instructions or otherwise pursuant to the terms of this Agreement.  PFPC shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement or upon Written Instructions authorizing the transaction.  In no case may any member of the Trust’s Board of Trustees, or any officer, employee or agent of the Trust withdraw any securities.

At PFPC’s own expense and for its own convenience, PFPC may enter into sub-custodian agreements with other banks or trust companies to perform duties described in this sub-section (c) with respect to domestic assets.  Such bank or trust company shall have aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC.  In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of applicable rules and regulations.  Any such arrangement will not be entered into without prior written notice to the Trust (or as otherwise provided in the 1940 Act).

In addition, PFPC may enter into arrangements with sub-custodians with respect to services regarding foreign assets.  Any such arrangement will not be entered into without prior written notice to the Trust (or as otherwise provided in the 1940 Act).

Sub-custodians utilized by PFPC may be subsidiaries or affiliates of PFPC, and such entities will be compensated for their services at such rates as are agreed between the entity and PFPC.  PFPC shall remain responsible for the acts and omissions of any sub-custodian chosen by PFPC under the terms of this sub-section (c) to the same extent that PFPC is responsible for its own acts and omissions under this Agreement.

(d)

Transactions Requiring Instructions.  Upon receipt of Oral Instructions or Written Instructions and not otherwise, PFPC shall:

(i)

deliver any securities held for a Fund against the receipt of payment for the sale of such securities or otherwise in accordance with standard market practice;

(ii)

execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Fund as owner of any securities may be exercised;

(iii)

deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable at the option of the holder; provided that, in any such case, the cash or other consideration is to be delivered to PFPC;

(iv)

deliver any securities held for a Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization,  refinancing, tender offer, merger, consolidation or recapitalization of any  corporation, or the exercise of any conversion privilege;

(v)

deliver any securities held for a Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(vi)

make such transfer or exchanges of the assets of the Funds and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

(vii)

release securities belonging to a Fund to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Trust on behalf of that Fund; provided, however, that securities shall be released only upon payment to PFPC of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

(viii)

release and deliver securities owned by a Fund in connection with any  repurchase agreement entered into by the Trust on behalf of that Fund, but only on receipt of payment therefor; and pay out monies of the Trust in connection with such repurchase agreements, but only upon the delivery of the securities;

(ix)

release and deliver or exchange securities owned by the Trust in  connection with any conversion of such securities, pursuant to their terms, into other securities;

(x)

release and deliver securities to a broker in connection with the broker’s custody of margin collateral relating to futures and options transactions;

(xi)

release and deliver securities owned by the Trust for the purpose of redeeming in kind shares of the Trust upon delivery thereof to PFPC; and

(xii)

release and deliver or exchange securities owned by the Trust for other purposes.

PFPC must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d(xii).

(e)

Use of Book-Entry System or Other Depository.  PFPC will deposit in Book-Entry Systems and other depositories all securities belonging to the Funds eligible for deposit therein and will utilize Book-Entry Systems and other depositories to the extent possible in connection with settlements of purchases and sales of securities by the Funds, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings.  PFPC shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions. Notwithstanding anything in this Agreement to the contrary, PFPC’s use of a Book-Entry System shall comply with the requirements of Rule 17f-4 under the 1940 Act.

PFPC shall administer a Book-Entry System or other depository as follows:

(i)

With respect to securities of each Fund which are maintained in a Book-Entry System or another depository, the records of PFPC shall identify by book-entry or otherwise those securities as belonging to each Fund.

(ii)

Assets of each Fund deposited in a Book-Entry System or another depository will (to the extent consistent with applicable law and standard practice) at all times be segregated from any assets and cash controlled by PFPC in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

PFPC will provide the Trust with such reports on its own system of internal control as the Trust may reasonably request from time to time.

(f)

Registration of Securities.  All securities held for a Fund which are issued or issuable only in bearer form, except such securities maintained in the Book-Entry System or in another depository, shall be held by PFPC in bearer form; all other securities maintained for a Fund may be registered in the name of the Trust on behalf of that Fund, PFPC, a Book-Entry System, another depository, a sub-custodian, or any duly appointed nominee of the Trust, PFPC, Book-Entry System, depository or sub-custodian.  The Trust reserves the right to instruct PFPC as to the method of registration and safekeeping of the securities of the Trust.  The Trust agrees to furnish to PFPC appropriate instruments to enable PFPC to maintain or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System or in the name of another appropriate entity, any securities which it may maintain for the Accounts.

With respect to uncertificated securities which are registered in the name of the Trust or a Fund (or a nominee thereof), PFPC will reflect such securities on its records based upon the holdings information provided to it by the issuer of such securities, but notwithstanding anything in this Agreement to the contrary PFPC shall not be obligated to safekeep such securities or to perform other duties with respect to such securities other than to make payment for the purchase of such securities upon receipt of Oral or Written Instructions, accept in sale proceeds received by PFPC upon the sale of such securities of which PFPC is informed pursuant to Oral or Written Instructions, and accept in other distributions received by PFPC with respect to such securities or reflect on its records any reinvested distributions with respect to such securities of which it is informed by the issuer of the securities.

(g)

Voting and Other Action.  Neither PFPC nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Fund, except in accordance with Written Instructions.  PFPC, directly or through the use of another entity, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials received by PFPC as custodian of the Property to the registered holder of such securities.  If the registered holder is not the Trust on behalf of a Fund, then Written Instructions or Oral Instructions must designate the person who owns such securities.

(h)

Transactions Not Requiring Instructions.  Notwithstanding anything in this Agreement requiring instructions in order to take a particular action, in the absence of a contrary Written Instruction, PFPC is authorized to take the following actions without the need for instructions:

(i)

Collection of Income and Other Payments.

(A)

collect and receive for the account of each Fund, all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise each Fund of such receipt and credit such income to each Fund’s custodian account;

(B)

endorse and deposit for collection, in the name of the Trust, checks, drafts, or other orders for the payment of money;

(C)

receive and hold for the account of each Fund all securities received as a distribution on the Fund’s securities as a result of a stock dividend, share split-up or  reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to a Fund and held by PFPC hereunder;

(D)

present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, retired or otherwise become payable (on a mandatory basis) on the date such securities become payable; and

(E)

take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

(ii)

Miscellaneous Transactions.

(A)

PFPC is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

(1)

for examination by a broker or dealer selling for the  account of a Fund in accordance with street delivery custom;

(2)

for the exchange of interim receipts or temporary securities for definitive securities; and

(3)

for transfer of securities into the name of the Trust on behalf of a Fund or PFPC or a sub-custodian or a nominee of one of the foregoing, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to PFPC.

(B)

PFPC shall:

(1)

pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the account of each Fund;

(2)

collect interest and cash dividends received, with notice to the Trust, to the account of each Fund;

(3)

hold for the account of each Fund all stock dividends, rights and similar securities issued with respect to any securities held by PFPC; and

(4)

subject to receipt of such documentation and information as PFPC may request, execute as agent on behalf of the Trust all necessary ownership certificates required by a national governmental taxing authority or under the laws of any U.S. state now or hereafter in effect, inserting the Trust’s name, on behalf of a Fund, on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

(iii)

Other Matters.

(A)

Subject to receipt of such documentation and information as PFPC may request, PFPC will, in such jurisdictions as PFPC may agree from time to time, seek to reclaim or obtain a reduction with respect to any withholdings or other taxes relating to assets maintained hereunder (provided that PFPC will not be liable for failure to obtain any particular relief in a particular jurisdiction); and

(B)

PFPC is authorized to deduct or withhold any sum in respect of tax which PFPC considers is required to be deducted or withheld “at source” by any relevant law or practice.

(i)

Segregated Accounts.

(i)

PFPC shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of each Fund.  Such accounts may be used to transfer cash and securities, including securities in a Book-Entry System or other depository:

(A)

for the purposes of compliance by the Trust with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

(B)

upon receipt of Written Instructions, for other purposes.

(ii)

PFPC shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Trust’s prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the Trust, PFPC and the Trust’s transfer agent.

(j)

Purchases of Securities.  PFPC shall settle purchased securities upon receipt of Oral Instructions or Written Instructions that specify:

(i)

the name of the issuer and the title of the securities, including CUSIP number if applicable;

(ii)

the number of shares or the principal amount purchased and accrued interest, if any;

(iii)

the date of purchase and settlement;

(iv)

the purchase price per unit;

(v)

the total amount payable upon such purchase;

(vi)

the Fund involved; and

(vii)

the name of the person from whom or the broker through whom the purchase was made.  PFPC shall upon receipt of securities purchased by or for a Fund (or otherwise in accordance with standard market practice) pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

(k)

Sales of Securities.  PFPC shall settle sold securities upon receipt of Oral

Instructions or Written Instructions that specify:

(i)

the name of the issuer and the title of the security, including CUSIP number if applicable;

(ii)

the number of shares or principal amount sold, and accrued interest, if any;

(iii)

the date of trade and settlement;

(iv)

the sale price per unit;

(v)

the total amount payable to the Trust upon such sale;

(vi)

the name of the broker through whom or the person to whom the sale was made;

(vii)

the location to which the security must be delivered and delivery deadline, if any; and

(viii)

the Fund involved.

PFPC shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions.  Notwithstanding anything to the contrary in this Agreement, PFPC may accept payment in such form as is consistent with standard industry practice and may deliver assets and arrange for payment in accordance with standard market practice.

(l)

Reports; Proxy Materials.

(i)

PFPC shall furnish to the Trust the following reports:

(A)

such periodic and special reports as the Trust may reasonably request;

(B)

a monthly statement summarizing all transactions and entries for the account of each Fund, listing each Fund security belonging to each Fund (with the corresponding security identification number) held at the end of such month and stating the cash balance of each Fund at the end of such month.

(C)

the reports required to be furnished to the Trust pursuant to Rule 17f-4 of the 1940 Act; and

(D)

such other information as may be agreed upon from time to time between the Trust and PFPC.

(ii)

PFPC shall transmit promptly to the Trust any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property.  PFPC shall be under no other obligation to inform the Trust as to such actions or events. For clarification, upon termination of this Agreement PFPC shall have no responsibility to transmit such material or to inform the Trust or any other person of such actions or events.

(m)

Crediting of Accounts. PFPC may in its sole discretion credit an Account with respect to income, dividends, distributions, coupons, option premiums, other payments or similar items prior to PFPC’s actual receipt thereof, and in addition PFPC may in its sole discretion credit or debit the assets in an Account on a contractual settlement date with respect to any sale, exchange or purchase applicable to the Account; provided that nothing herein or otherwise shall require PFPC to make any advances or to credit any amounts until PFPC’s actual receipt thereof.  If PFPC credits an Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of PFPC’s actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC’s actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) PFPC is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation PFPC is required to repay to a third party such amounts so credited, or if any Property has been incorrectly credited, PFPC shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Trust.

The Trust hereby grants to PFPC and to each sub-custodian utilized by PFPC in connection with providing services to the Trust a first priority contractual possessory security interest in and a right of setoff against the assets maintained in an Account hereunder in the amount necessary to secure the return and payment to PFPC and to each such sub-custodian of any advance or credit made by PFPC and/or by such sub-custodian (including charges related thereto) to such Account.  Notwithstanding anything in this Agreement to the contrary, PFPC shall be entitled to assign any rights it has under this sub-section (m) to any sub-custodian utilized by PFPC in connection with providing services to the Trust which sub-custodian makes any credits or advances with respect to the Trust.

(n)

Collections.  All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PFPC) shall be at the sole risk of the Trust.  If payment is not received by PFPC within a reasonable time after proper demands have been made, PFPC shall notify the Trust in writing, including copies of all demand letters, any written responses and memoranda of all oral responses and shall await instructions from the Trust.  PFPC shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction.  PFPC shall also notify the Trust as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Trust with periodic status reports of such income collected after a reasonable time.

(o)

Excess Cash Sweep. PFPC will, consistent with applicable law, sweep any net excess cash balances daily into an investment vehicle or other instrument designated in Written Instructions, so long as the investment vehicle or instrument is acceptable to PFPC, subject to a fee, paid to PFPC for such service, to be agreed between the parties. Such investment vehicle or instrument may be offered by an affiliate of PFPC or by a PFPC client and PFPC may receive compensation therefrom.

(p)

Foreign Exchange. PFPC, its sub-custodians and the respective affiliates of such entities (together, “Affiliated Entities”) jointly or separately may act as principal and/or agent for foreign exchange (“FX”) transactions for the Trust, and any of the Affiliated Entities may arrange FX transactions for the Trust with third parties that act as principal or agent.

Affiliated Entities and third parties may receive fees and other compensation in connection with FX transactions for the Trust, and PFPC may receive from such entities a portion of their fees or other compensation.

Unless PFPC itself is the principal for a FX transaction, PFPC will not be responsible and shall have no liability for the actions or omissions of any principal (including any other Affiliated Entity) to any FX transaction for the Trust nor any responsibility to monitor the commercial terms of any such FX transactions.

15.

Duration and Termination.  This Agreement shall continue until terminated by the Trust or PFPC on sixty (60) days’ prior written notice to the other party.  In the event this Agreement is terminated (pending appointment of a successor to PFPC or vote of the shareholders of the Trust to dissolve or to function without a custodian of its cash, securities or other property), PFPC shall not deliver cash, securities or other property of the Funds to the Trust.  It may deliver them to a bank or trust company of PFPC’s choice, having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Trust to be held under terms similar to those of this Agreement.  PFPC shall not be required to make any delivery or payment of assets upon termination until full payment shall have been made to PFPC of all of its fees, compensation, costs and expenses (including without limitation fees and expenses associated with deconversion or conversion to another service provider and other trailing expenses incurred by PFPC).  PFPC shall have a first priority contractual possessory security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs and expenses.

16.

Change of Control.  Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Trust’s adviser or sponsor, the Trust’s ability to terminate the Agreement pursuant to Section 15 will be suspended from the time of such agreement until two years after the Change of Control.

17.

Notices.  Notices shall be addressed (a) if to PFPC at 8800 Tinicum Boulevard, 3rd Floor, Philadelphia, Pennsylvania 19153, Attention:  Sam Sparhawk (or such other address as PFPC may inform the Trust in writing); (b) if to the Trust, at 103 Bellevue Parkway, Wilmington, DE 19809, Attention: Joel Weiss; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party.  If notice is sent by confirming electronic delivery, hand or facsimile sending device, it shall be deemed to have been given immediately.  If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed.  If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18.

Amendments.  This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19.

Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder to any affiliate of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Trust thirty (30) days’ prior written notice of such assignment or delegation.

20.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.

Miscellaneous.

(a)

Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b)

Non-Solicitation.  During the term of this Agreement and for one year thereafter, the Trust shall not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of PFPC’s employees, and the Trust shall cause the Trust’s sponsor and the Trust’s affiliates to not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of PFPC’s employees.  To “knowingly” solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a PFPC employee by the Trust, the Trust’s sponsor or an affiliate of the Trust if the PFPC employee was identified by such entity solely as a result of the PFPC employee’s response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

(c)

No Representations or Warranties.  Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Trust or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement.  PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(d)

No Changes that Materially Affect Obligations.  Notwithstanding anything in this Agreement to the contrary, the Trust agrees to notify PFPC of any modifications made to the its registration statement or policies which affect PFPC’s responsibilities under this Agreement; provided that, PFPC shall not be bound by any such modifications which, in either case, would affect materially the obligations or responsibilities of PFPC hereunder unless PFPC shall have accepted such modifications, which acceptance shall not be unreasonably withheld or delayed.

(e)

Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(f)

Information. The Trust will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Trust.

(g)

Governing Law.  This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(h)

Partial Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(i)

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(j)

Facsimile Signatures.  The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(k)

Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, PFPC may request (or may have already requested) the Trust’s name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party’s date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PFPC TRUST COMPANY

By:	/s/ Edward A. Smith, III
Title:	Vice President

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Title:	President